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                                                                      EXHIBIT 10
                               VALLEN CORPORATION

                     EXECUTIVE INCENTIVE COMPENSATION PLAN


                                   ARTICLE I

                                  DEFINITIONS

     As used in this Plan with initial capital letters, the following terms have the meanings hereinafter set forth, unless the context reasonably requires a broader, narrower or different meaning.

     1.1  AWARD.  "Award" means the amount determined under Section 6.1.

     1.2 BENEFICIARY. "Beneficiary" means a person designated by the Participant, in accordance with Section 7.4, to receive any unpaid portion of any Award distributable under the Plan on account of the death of the Participant.

     1.3  BOARD.  "Board" means the Board of Directors of the Company.

     1.4  CODE.  "Code" means the Internal Revenue Code of 1986, as amended.

     1.5 COMMITTEE. "Committee" means the committee appointed by the outside directors of the Compensation Committee of the Board to administer the Plan.

     1.6 COMPANY. "Company" means Vallen Corporation, a Texas corporation, or any successor which assumes the Plan.

     1.7 COMPANY STOCK. "Company Stock" means shares of the Company's common stock, $.50 par value, including those reserved under Section 2.3 for issuance in connection with any stock payment under Section 7.3.

     1.8 DESIGNATED PERCENTAGE. "Designated Percentage" means that certain numerical percentage established by the Committee as early as reasonably practicable in each Year with respect to the calculation of certain elements of the Annual Award Pool for that Year, with different Designated Percentages applying to different elements.

     1.9 DESIGNATED RETURN ON SHAREHOLDER EQUITY. "Designated Return on Shareholder Equity" means a certain percentage return on Shareholder Equity to be established by the Committee as early as reasonably practicable in each Year, with "Shareholder Equity" meaning the average of each of the twelve monthly averages of the beginning and ending shareholders' equity of the Company for the applicable year as determined by the Company in accordance with generally accepted accounting principles then in force.
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     1.10  EARNINGS PER SHARE.  "Earnings Per Share" means the earnings per share of Common Stock, as determined by the Company in accordance with generally accepted accounting principles then in force, as shown on the Company's financial statements.

     1.11  EFFECTIVE DATE.  "Effective Date" means June 1, 1995.

     1.12 EMPLOYEE(S). "Employee(s)" means executive officers or other key employee(s) of the Company or of any designated Subsidiary.

     1.13 MARKET PRICE. "Market Price" means the average of each of the twelve arithmetical means between the highest and lowest trading prices of the Company Stock on the last trading date of each month during the applicable year, as reported on the National Association of Securities Dealers Automatic Quotations System (National Market System). Notwithstanding the foregoing, if there shall be any material alteration in the present system of reporting sales prices of the Company Stock, or if the Company Stock shall no longer be quoted on the over-the-counter markets, the Market Price of the Company Stock shall be determined using such method as shall be determined by the Committee.

     1.14 NET INCOME. "Net Income" means net earnings, as determined by the Company in accordance with generally accepted accounting principles then in force, as shown on the Company's financial statements.

     1.15 PARTICIPANT. "Participant" means each Employee of the Company or a Subsidiary who at any time during the Year is selected by the Committee to participate in the Plan.

     1.16 PLAN. "Plan" means the Vallen Corporation Annual Incentive Compensation Plan, the terms of which are set forth herein, and as the same may hereafter be amended from time to time.

     1.17 SUBSIDIARY. "Subsidiary" means any wholly-owned subsidiary of the Company or of any wholly-owned subsidiary thereof or any other corporation or business venture in which the Company owns, directly or indirectly, a significant financial interest if the Board designates such corporation or business venture to be a Subsidiary for the sole purposes of this Plan for any Year, and if the board of directors (or equivalent governing authority) of such corporation or business venture consents to being so designated as a Subsidiary.

     1.18 VALLEN TAX RATE. "Vallen Tax Rate" means for the applicable Year the highest stated federal income tax rate applicable to the Company as a U.S. corporation.

     1.19 WEIGHTED AVERAGE NUMBER OF OUTSTANDING SHARES. "Weighted Average Number of Outstanding Shares" means the average of each of the twelve monthly weighted averages of the number of shares of Common Stock outstanding during the applicable Year, as determined by the Company in accordance with generally accepted accounting principles then in force, provided that if shares of Common Stock have been issued during the applicable Year in connection with an acquisition that is treated for accounting purposes as a "pooling of

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interests," then the determination under this definition shall treat the shares so issued as having been outstanding for the entire applicable Year.

     1.20 YEAR. "Year" means the twelve-month period corresponding to the fiscal year of the Company and for purposes of this Plan refers to the Year for which Awards have been made pursuant to Section 4.1.


                                   ARTICLE II

                                    THE PLAN

     2.1 NAME. The Plan generally shall be known as the "Vallen Corporation Executive Incentive Compensation Plan." Each Year's Plan shall be designated by the Year to which it relates.

     2.2 PURPOSE. The purpose of the Plan is to promote the growth and general prosperity of the Company and each Subsidiary, motivate Employees to achieve strategic, financial and operating objectives, reward improvement in financial performances, and provide a total compensation package that is competitive in industry by permitting the Company and each Subsidiary to attract and retain superior personnel for positions of substantial responsibility and to provide key Employees with an additional incentive to contribute to the success of the Company and each Subsidiary.

     2.3 COMPANY STOCK RESERVE. The Company shall reserve 100,000 shares of Company Stock for issuance under the Plan. In the event that the shares of Company Stock should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of reserved shares of Common Stock then remaining shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. Upon the allocation of shares under Section 7.3, this reserve shall be reduced by the number of shares so allocated, and upon the reacquisition of any shares pursuant to Section 7.3, Section 7.5 or Section 8.1, the reserve shall be increased by such number of shares, and such shares may again be the subject of allocations under the Plan. Distributions of shares of Company Stock may, as the Board shall in its sole discretion determine, be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued in accordance with the Plan shall be fully paid and nonassessable shares and free from preemptive rights.

     2.4 EFFECTIVE DATE. The Plan shall become effective upon the Effective Date. Each successive annual Plan shall become effective as of the first day of the Year to which it relates.

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                                  ARTICLE III

                                ADMINISTRATION

          3.1 COMPOSITION OF THE COMMITTEE. The Plan shall be solely administered by a committee to be appointed by the Board, which Committee shall consist of at least two members of the Board. The members of the Committee shall be "disinterested persons" as such term is defined from time to time in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor rule. The Board shall have the power from time to time to remove members of the Committee and to fill vacancies on the Committee arising by resignation, death, removal, or otherwise. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee.

          3.2 ADMINISTRATION BY COMMITTEE. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among Employees the ones to whom and the time or times at which Awards may be made. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret and construe the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the need for, or the details and provisions of an award agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

          3.3 ACTION BY COMMITTEE. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting at which a quorum is present shall decide any question brought before the meeting and shall be the act of the Committee. In addition, the Committee may take any other action otherwise proper under the Plan by an affirmative vote, taken without a meeting, of a majority of its members.

          3.4 DELEGATION. The Committee may, in its discretion, delegate one or more of its duties to an officer or Employee of the Company or a committee composed of officers and Employees of the Company, but may not delegate its authority to construe the Plan or to make the determinations specified in
Section 3.2.

          3.5 RELIANCE UPON INFORMATION. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Committee in reliance upon any information supplied to it by any officer of the Company or any Subsidiary, the Company's or any Subsidiary's legal counsel or the Company's or any Subsidiary's independent accountants in connection with the administration of the Plan shall be deemed to have been taken in good faith.

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          3.6  RESPONSIBILITY AND INDEMNITY.  No member of the Committee shall be liable for any act done or any determination made hereunder in good faith. The Company and each Subsidiary hereby agrees to indemnify and hold harmless each member of the Committee from and against any and all losses, claims, damages, liabilities, costs and expenses, including but not limited to, liability for any judgments or settlements consented to in writing by any such member of the Committee, which consent will not be unreasonably withheld, and reasonable attorneys' fees arising out of or in connection with or as a direct or indirect result of such member's serving on the Committee, except only those losses, claims, damages, liabilities, costs and expenses, if any, arising out of, or in connection with, or as a direct or indirect result of, the Committee member's bad faith, gross negligence or willful neglect of his duties hereunder. Each affected member of the Committee shall promptly notify the Company and each Subsidiary of any claim, action or proceeding for which such member may seek indemnity. Such indemnity is a continuing obligation and shall be binding on the Company and each Subsidiary and their successors, whether by merger or otherwise, and assigns. In addition, such indemnity shall survive the resignation or removal of the Committee member and/or the termination of the Plan.


                                   ARTICLE IV

                                 PARTICIPATION

          4.1 PARTICIPATION. For each Year, the Committee shall select those Employees of the Company who shall be Participants. The Committee's determination shall be communicated to Participants as early as reasonably practical in each Year. An individual shall be a Participant in the Plan only with respect to each Year for which he has been selected by the Committee. Unless the Committee in its absolute discretion waives this requirement, a Participant must be in the employment of the Company on the date of allocation of the Annual Award Pool pursuant to Section 6.1 in order to be allocated a percentage of the Annual Award Pool for the applicable year.


                                   ARTICLE V

                               ANNUAL AWARD POOL

          5.1 ANNUAL AWARD POOL. The "Annual Award Pool" for each Year shall be an amount equal to the sum of the following:

          (i) an amount equal to a Designated Percentage of the product of (x) the increase in Earnings Per Share for the current Year over the prior Year, multiplied by (y) the Weighted Average Number of Outstanding Shares for the current Year, provided that if during the Year there has been a stock split or stock dividend as combination of shares or any other change in the outstanding number of shares of Common Stock the Committee in its discretion may increase or decrease the amount determined pursuant to this clause (i) to appropriately reflect such change;

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        (ii) an amount equal to a Designated Percentage of that portion of Net
     Income for the Year in excess of Net Income required to achieve the Designated Return on Shareholder Equity (with the sum of clause (i) plus clause (ii) being referred to herein as the "Formula Amount"); and

        (iii) an amount equal to (x) the Formula Amount, divided by (y) 1 minus the Vallen Tax Rate, minus (z) the Formula Amount.


                                   ARTICLE VI

                              ALLOCATION OF AWARDS

     6.1 ALLOCATION OF ANNUAL AWARD POOL. As soon as practicable after audited financial statements for the Company are available following the close of each Year and the determination of the Annual Award Pool for that Year, the Annual Award Pool shall be allocated by the Committee in its absolute discretion among Participants. The Committee may in its absolute discretion allocate all, a portion of or none of an Annual Award Pool for any given Year. The Chief Executive Officer may offer advice to the Committee regarding the allocation of the Annual Award Pool to Participants who report to the CEO.

     6.2 LIMITATION ON AWARD. No Participant shall receive an Annual Award in excess of one hundred percent (100%) of his or her annual base salary for the applicable Year.


                                  ARTICLE VII

                           DISTRIBUTIONS AND PAYMENTS

     7.1  PAYOR OF AWARDS.    Subject to the following provisions hereof, any
Award payable under the Plan with respect to a Participant for a given Year shall be the obligation of and paid by the Company or any Subsidiary, whichever may be applicable, or any successor pursuant to Section 9.2, which employed the Participant at the time the Award was made. Adoption and maintenance of the Plan by the Company and any Subsidiary shall not create a joint venture or partnership relationship among or between such persons for purposes of payment of Awards under the Plan or for any other purpose.

     7.2 CASH PAYMENT. Fifty percent (50%) of the Award shall be paid to the Participant (or Beneficiary) in full in the form of a single sum payment in cash as promptly as administratively possible following the last day of the Year, except that any Award to Leonard J. Bruce if he is a Participant in the applicable Year shall be paid one hundred percent (100%) in cash on the same terms. The Committee shall cause the Company or Subsidiary, as the case may be, to deduct from amounts paid under this Section 7.2 any taxes required to be withheld by the federal or any state or local government.

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     7.3  STOCK PAYMENT

     (a) AMOUNT AND TIMING OF DELIVERY OF COMPANY STOCK. Fifty percent (50%) of the Award is to be paid as hereinafter provided to the Participant in the form of Company Stock, except that any Award to Leonard J. Bruce if he is a Participant in the applicable Year shall be paid one hundred percent (100%) in cash pursuant to Section 7.2. The number of shares of Company Stock shall be determined by dividing the stock payment amount by the Market Price and such shares of Company Stock shall be issued in the form of a certificate for such shares as promptly as administratively possible. If necessary to assure compliance with provisions of Rule 16b-3 promulgated by the Securities and Exchange Commission, or any successor or similar provisions thereto, requiring that equity securities issued under the Plan be held for six months from the date of grant in order for such grant to be exempt from Section 16(b) of the Securities Act of 1933 (the "Securities Act"), the certificates issued pursuant to the immediately preceding sentence shall be held by the Company and (subject to Section 7.3(c) and Section 7.3(d)) delivered to Participants as promptly as administratively practicable following the six-month anniversary of the date on which the Committee allocates the Annual Award Pool.

     (b) ADJUSTMENTS FOR CHANGES IN THE COMPANY'S CAPITAL STRUCTURE, In the event that the shares of Company Stock should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then allocated for the stock payment portion of an Award shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. In the event any such transaction shall result in holders of Common Stock acquiring the right to receive other securities or property in addition to or in lieu of Common Stock, the Committee may make such adjustments or take such action as, in its discretion, it deems appropriate to reflect such transaction.

     (c) OBLIGATION TO ISSUE COMPANY STOCK. The Company shall not be required to issue any shares of Company Stock if the issuance of such shares shall constitute a violation by the Participant, the Company or a Subsidiary of any provisions of any law or regulation of any governmental authority, including the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"). Specifically, the Company shall not be required to issue shares of Company Stock unless either (i) a registration statement under the Securities Act is in effect with respect to such shares, (ii) the Committee has received an opinion of counsel, in form and substance satisfactory to it, or other evidence satisfactory to it to the effect that such registration is not required and that such shares may be resold or transferred by the Participant without such a registration statement being in effect or (iii) the Committee has received evidence satisfactory to it to the effect that the Participant is acquiring such shares for investment and not with a view of the distribution thereof and unless the certificate issued representing such shares bears, in addition to any other legends required under this Plan, the following legend:

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          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer.

Any determination in this connection by the Committee shall be final, binding and conclusive. At such time as a registration statement under the Securities Act is in effect with respect to any shares of Company Stock represented by certificates bearing the above legend or at such time as, in the opinion of counsel for the Company, such legend is no longer required solely for compliance with applicable securities laws, then the holders of such certificates shall be entitled to exchange such certificates for certificates representing a like number of shares but without such legend. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act (as now in effect or as hereafter amended). The Company shall not be obligated to take any other affirmative action in order to cause the issuance of shares of Company Stock to comply with any law or regulation of any governmental authority.

     (d) WITHHOLDING. The Committee may require the Participant or Beneficiary to pay to the Company or a Subsidiary an amount equal to any federal, state or local taxes (which the Committee deems necessary or appropriate to be withheld in connection with the issuance of Company Stock) in such forms of payment as may be permitted by the Committee. In the event that Participant or Beneficiary does not pay the Company or a Subsidiary, whichever may be applicable, the amount required for withholding taxes, the employer (for payroll tax purposes) of Participant shall have the right to withhold such amount from any sum payable, or to become payable, to Participant, upon such terms and conditions as the Committee in its discretion shall prescribe. In the event that funds are not otherwise available to cover any required withholding tax, the Company or a Subsidiary, whichever may be applicable, shall have no obligation to pay to the Participant or Beneficiary shares of Company Stock otherwise payable.

     7.4 DEATH OF PARTICIPANT. Each Participant shall have the right to designate a Beneficiary to receive any Award remaining unpaid, in whole or in part, at the death of the Participant, and to specify the time and manner of payment thereof to such Beneficiary in accordance with rules established by the Committee. The designation of Beneficiary shall be delivered in writing to the Committee, or such representative thereof as the Committee may designate, and may be changed at any time by written notice delivered to the Committee or its representative. If no such designation of Beneficiary is delivered by a Participant to the Committee or its representative, or if all of the designated Beneficiaries have predeceased the Participant or otherwise ceased to exist, any Award remaining unpaid, in whole or in part, at the death of a Participant shall be paid to the legal representative of the Participant's estate in a single payment of cash and Company Stock as soon as administratively possible following the death of the Participant. Any payment hereunder that would otherwise be made in Company Stock may be made in cash in the sole discretion of the Committee.

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     7.5  FORFEITURE.  Until such time as the full amount of his Award has been actually paid to any Participant, his right to receive any unpaid amount thereof shall be wholly contingent and shall be forfeited if, prior to the payment thereof, the Participant at any time prior to his retirement or termination of Employment with the Company or a Subsidiary shall engage in conduct which is determined by the Committee to be detrimental to or in competition with the Company, or any of its Subsidiaries or affiliates.

     7.6 NONALIENATION OF BENEFITS. Interests of Participants in this Plan or in any securities to be issued pursuant to this Plan are not transferable by the Participant other than in accordance with Rule 16b-3 promulgated by the Securities and Exchange Commission, or any successor or similar provisions thereto. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits. If any Participant or Beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber, or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall, in the discretion of the Committee, cease and terminate.


                                  ARTICLE VIII

                      TERMINATION OR AMENDMENT OF THE PLAN

     8.1 TERMINATION OR AMENDMENT. The Board may modify, revise or terminate this Plan at any time and from time to time; provided, however, that any such amendment to the Plan that would require the vote or approval of a specified percentage of the Company's stockholders in order to assure that the Plan complies with Rule 16b-3 promulgated by the Securities and Exchange Commission, or any successor or similar provisions thereto, shall only be made upon obtaining such required stockholder vote, or taking such other action in connection with such amendment as the Board deems advisable to operate the Plan in accordance with Rule 16b-3 or any successor or similar rule.

     8.2 CANCELLATION FOLLOWING AWARD. Termination or amendment of the Plan shall not adversely affect rights or obligations under the Plan with respect to any vested portion of Awards, unless the affected person or persons consent.

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                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other compensation plans in effect for the Company or any Subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any Subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation for Employees.

     9.2  POWERS OF THE COMPANY.  The existence of outstanding and unpaid
Awards under the Plan shall not affect in any way the right or power of the Company or any Subsidiary to make or authorize any adjustments, recapitalization, reorganization or other changes in the Company's or Subsidiary's capital structure or in its business, or any merger or consolidation of the Company or any Subsidiary, or any issue of bonds, debentures, common or preferred stock, if applicable, or the dissolution or liquidation of the Company or any Subsidiary, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

          Should the Company or any Subsidiary (or any successor thereto) elect to dissolve, enter into a sale of its assets, or enter into any reorganization incident to which it is not the surviving entity, unless the surviving or successor entity shall formally agree to assume the Plan, the Plan shall terminate with respect to the Company or any Subsidiary (or any successor thereto) on the earlier of the date of closing or the effective date, whichever may be applicable, of such transaction and the full amount of any remaining unpaid vested Awards shall be promptly paid to each such Participant (or Beneficiary) in a single lump sum payment of cash and Company Stock. Any payment hereunder that would otherwise be made in Company Stock may be made in cash in the sole discretion of the Committee.

     9.3 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company and any Subsidiary.

     9.4 PLAN NOT A CONTRACT. This Plan will not be deemed to constitute a contract between the Company, a Subsidiary and any Participant or to be in consideration of or an inducement for the Employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Company or any Subsidiary or affiliate of the Company or to interfere with the right of the Company or any Subsidiary or affiliate of the Company to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of the Plan.

     9.5 LIABILITY OF EMPLOYER. Each Participant, Beneficiary or any other person who shall claim a right or benefit under this Plan, shall be entitled only to look to the Participant's employer for such benefit.

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          9.6  PAYMENT OF PLAN EXPENSES.  The Company and each Subsidiary will pay its pro rata share of all expenses that may arise in connection with the administration of this Plan.

          9.7 HEADINGS. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof. All references in this Plan to Articles and Sections are to Articles and Sections of this Plan unless specified otherwise.

          9.8 GENDER AND TENSE. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

          9.9 GOVERNING LAW. This Plan shall be construed in accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

          9.10 SEVERABILITY. In the event that any provision of this Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

          9.11 NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company, Subsidiary nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person participating or eligible to participate in this Plan.

          9.12 NOTICE. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Any party may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company or a Subsidiary shall be entitled to use the address of a Participant as it appears in the personnel records of his employer. Any person entitled to notice hereunder may waive such notice.

          9.13 STOCKHOLDER APPROVAL. Notwithstanding any other provisions of the Plan, in order for the Plan to continue as effective, on or before the date which occurs twelve (12) months after the date the Plan is adopted by the Board, the Plan must be approved by the stockholders holding at least a majority of the voting stock (unless applicable state law or the Company's charter or by-laws require a greater number) of the Company voting in person, or by proxy, at a duly held stockholder's meeting, and no shares of Company Stock shall be issued under the Plan until such approval has been secured.

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          IN WITNESS WHEREOF, Vallen Corporation acting by and through its duly authorized officers, has executed this instrument effective the 1st day of June, 1995.


ATTEST:                                        VALLEN CORPORATION



By: /s/LEIGHTON J. STEPHENSON             By: /s/JAMES W. THOMPSON
    -------------------------                -----------------------
          Secretary                                President

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